GENERAL ENTERPRISE VENTURES, INC.
SUBSCRIPTION AGREEMENT
THE  SECURITIES OFFERED BY THIS SUBSCRIPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.
In consideration of the promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:
1.          Subscription; Issuance. The undersigned hereby agrees to fund to General Enterprise Ventures, Inc., a Wyoming corporation (the “Company”), the principal amount of the secured convertible promissory note of the Company (the “Convertible Note”) set forth on the signature page of this Subscription Agreement, payable in full as described below in accordance with the terms and conditions of this Subscription Agreement, including warrant issued pursuant to the certain Warrant Agreement (the “Warrant”) executed in connection with the Convertible Note, and secured by a Pledge and Security Agreement made by the Company in favor of the undersigned (the “Pledge Agreement”). The execution of this Subscription Agreement by the undersigned constitutes a binding offer to fund the principal of the Convertible Note shown on the signature page. Upon the execution of this Subscription Agreement, the undersigned shall deliver to the Company the full principal amount of the Convertible Note subscribed by the undersigned.
2.          Acceptance, Rejection or Withdrawal of Subscription Offer. Acceptance by the Company of the undersigned’s offer to fund a Convertible Note pursuant to this Subscription Agreement shall be evidenced by the Company’s delivery to the undersigned of this Subscription Agreement executed by the Company. The undersigned understands and agrees that, if this Subscription Agreement is accepted, it may not be cancelled, revoked or withdrawn by the undersigned.
3.          No Assignment. The rights under this Subscription Agreement are not transferable or assignable by the undersigned without the prior written consent of the Company; provided that the undersigned may transfer or assign such rights to one or more of its affiliates in connection with a transfer of the Convertible Note to such affiliate(s).
4.          Accredited Investor. The undersigned represents and warrants that the undersigned is an Accredited Investor (as that term is defined in Rule 501(a) of Regulation D promulgated under the Act).
5.          Incorporation.  Annexes A and B are an integral part of this Subscription Agreement and shall be deemed to be incorporated by reference herein.
6.          Representations, Warranties and Agreements. The undersigned makes the following representations, warranties, acknowledgments and agreements to induce the Company to accept this subscription:

(a)          Information. The undersigned hereby acknowledges that the undersigned has reviewed and/or received: Any information and materials requested by the undersigned relating to the Company and its subsidiaries, their proposed activities and business, their capitalization, their management and key personnel and the offering and sale of the Convertible Note and the issuance of the Warrant of the Company (collectively, the “Documents”). The undersigned hereby further acknowledges that it has read, is fully familiar with, and completely understands, the Documents, this Subscription Agreement and any other documents and information that the undersigned deems material to making an investment decision with respect to the Convertible Note. The undersigned has been provided the Documents at least 48 hours prior to the execution of this Subscription Agreement. The undersigned shall keep the Documents and other non-public information it receives about the Company or any of its subsidiaries confidential, except for disclosure to its affiliates and advisors who are bound to keep such information confidential.
(b)          Availability of Information. The Company has allowed the undersigned, or the undersigned’s purchaser representative, a reasonable opportunity to ask questions and receive answers concerning the terms and conditions of this offering and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of any information provided to the undersigned.
(c)          No Other Representations. The undersigned has relied solely on the Documents and the documents and materials submitted with the Documents in making the decision to purchase the Convertible Note subscribed for under this Subscription Agreement, and no representations or agreements, written or oral, other than those set forth in this Subscription Agreement have been made to the undersigned, with respect to such purchase of the Convertible Note of the Company and issuance of the Warrant.
(d)          Reliance on Own Investigation and Advisors. The undersigned acknowledges that the undersigned has been advised to consult with the undersigned’s own legal advisor concerning the legal aspects of the Company and to consult with the undersigned’s tax advisor regarding the tax consequences of investing in the Company. The undersigned is not relying on the Company or any of its respective officers, directors, executives, employees, advisors, members, managers, subsidiaries or affiliates or other personnel for legal, accounting, financial or tax advice in connection with the undersigned’s evaluation of the risks and merits of an investment in the Company or of the consequences to the undersigned of such an investment.
(e)          Investment Intent. The Convertible Note and Warrant subscribed for under this Subscription Agreement will be acquired solely by, and for the account of, the undersigned (and not for other persons or entities), for investment only, and are not being purchased with a view to, or for sale in connection with, a distribution of the Convertible Note and/or the Warrant. The undersigned has no contract, undertaking, agreement or arrangement with any person or entity to sell, transfer, assign or pledge to such person, entity, or anyone else all or any part of the Convertible Note or the Warrant for which the undersigned subscribes, and the undersigned has no current plans or intentions to enter into any such contract, undertaking or arrangement.
(f)          Resale Restrictions. The undersigned acknowledges that (i) neither the Convertible Note nor the Warrant has been registered under the Securities Act or the securities statutes of any state or other jurisdiction, (ii) the Convertible Note and the Warrant have the status of securities acquired in a transaction under Section 4(2) of the Securities Act, (iii) each of the Convertible Note and the Warrant is a “restricted security” (as that term is defined in Rule 144(a)(3) under the Securities Act), (iv) therefore, neither the Convertible Note nor the Warrant can be resold (and the undersigned covenants that the undersigned will not resell either) unless it is registered under applicable federal and state securities laws (including the Securities Act) or unless exemptions from all such applicable registration requirements are available, and (v) consequently, the undersigned must bear the economic risk of investment for an indefinite period of time. The undersigned will not sell or otherwise transfer either the Convertible Note or Warrant without: (i) either (A) the prior registration of the Convertible Note or Warrant, as applicable, under the Securities Act and all other applicable statutes, or (B) applicable exemptions from the registration requirements of each of those statutes, and (ii) unless and until the Company has determined, by obtaining the advice of counsel or otherwise, that the intended disposition will not violate the Securities Act or any applicable state securities law. The undersigned understands that the Company has no obligation or intention to register either the Convertible Note or the Warrant under any federal or state securities act, law or regulation.
(g)          Economic Risk; Sophistication. The undersigned acknowledges and recognizes that an investment in the Company involves a high degree of risk in that (i) the undersigned may not be able to liquidate the investment, (ii) transferability may be extremely limited, (iii) there is currently no market for the Convertible Note or the Warrant, nor is a market likely to develop, and (iv) the undersigned could sustain the loss of the entire investment or part of the investment.
(h)          Ability to Bear Risk. The financial condition of the undersigned is such that the undersigned has no need for liquidity with respect to the undersigned’s investment in the Convertible Note and the Warrant to satisfy any existing or contemplated undertaking or indebtedness, and the undersigned has no need for a current return on the undersigned’s investment in the Convertible Note and the Warrant. The undersigned is able to bear the economic risk of the undersigned’s investment in the Convertible Note and the Warrant for an indefinite period of time, including the risk of losing all of the undersigned’s investment.
(i)          Sophistication; No Agency Review or Endorsement. The undersigned, either alone or with the undersigned’s purchaser representative, has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of the prospective investment. The undersigned acknowledges and understands that no federal or state agency has passed upon the adequacy or accuracy of the information set forth in any document provided to the undersigned or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of the Convertible Note and the Warrant as an investment.
(j)          No General Solicitation. The undersigned acknowledges and represents that neither the Company nor any person or entity acting on its behalf has offered or sold the Convertible Note and the Warrant to the undersigned by any form of general solicitation or general advertising, including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.
(k)          Status After Purchase; Information. The undersigned acknowledges and accepts that if the undersigned purchases the Convertible Note and the Warrant, the undersigned will have only a minority interest in the Company with little, if any, control over the Company or its business and will have no right to become a manager of the Company. In addition, the Company is not subject to the reporting requirements of the Securities Exchange Act of 1934, and, therefore, is not required to publish periodic information about its business or financial condition.
(l)          Responsibility for Determining Suitability of Investment. The undersigned is assuming full responsibility independently: (i) to determine whether an investment in the Convertible Note and the Warrant is suitable for the undersigned, (ii) to evaluate the undersigned’s potential purchase of the Convertible Note and the Warrant, and (iii) to obtain, verify and evaluate all material information necessary or desired by the undersigned to make the undersigned’s decision, including, without limitation, information concerning the Company and its subsidiaries, their officers, directors, executives, employees and managers, their related party transactions, their financial condition and needs, their business, their obligations, their equity holders and their rights, preferences and privileges and any potential issuance of additional securities.
(m)          Residence. The undersigned, at all times since the undersigned received a copy of the Documents, had, and has, its principal office and principal place of business in the state set forth in its address on the signature page. In making such representation and warranty, the undersigned understands that: (i) if the undersigned is a trust, partnership, corporation or other form of business organization, it is deemed to be a resident of the state where its principal office is located; and (ii) notwithstanding the foregoing, if the undersigned is a trust, partnership, corporation or other form of business organization that is organized for the specific purpose of acquiring the Convertible Note and the Warrant, it is deemed to be a resident of the state of all of the beneficial owners of the undersigned.
(n)          Accuracy of Information About the Undersigned. All information that the undersigned has provided in this Subscription Agreement, including, without limitation, information concerning the undersigned and the undersigned’s financial condition, is correct and complete as of the date of this Subscription Agreement, and if there should be any material change in such information before the acceptance of the undersigned’s subscription for the Convertible Note and the Warrant subscribed for under this Subscription Agreement, the undersigned will immediately so inform the Company. If the undersigned is a trust, partnership, corporation, or other form of entity, it expressly undertakes to provide the Company with such information as it may reasonable require regarding any of its beneficial owners.
(o)          Authority; Binding Obligation. If the undersigned is a trust, partnership, corporation or other form of entity, (i) it has the right, power and authority to execute (and the signatory is duly authorized to execute, on its behalf) this Subscription Agreement, (ii) it has the right, power and authority to perform the terms of, this Subscription Agreement, (iii) its state of organization is as set forth on the signature page, (iv) this Subscription Agreement constitutes a valid, binding and enforceable agreement of the undersigned in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to creditors’ rights and to general equity principles, and (v) it has been duly formed, is validly existing, and is in good standing in the state of its formation.
(p)          Cooperation in Regulatory Compliance. The undersigned will cooperate with the Company, at the Company’s expense, in any manner reasonably requested by the Company in connection with the Company’s and its direct and indirect subsidiaries’ compliance with regulatory requirements either now existing or arising during the time the undersigned is a shareholder holder of the Company.
(q)          Brokers and Finders. The undersigned is not a party to any agreement with any finder or broker, or is in any way obligated to any finder or broker for any commissions, fees or expenses in connection with the negotiation, execution or performance of this Subscription Agreement or the transactions contemplated hereby.
7.          Representations and Warranties of Company. The Company makes the following representations and warranties: The Company has all requisite power and authority to execute, deliver and perform its obligations under this Subscription Agreement, the Convertible Note, the Pledge Agreement and the Warrant (the “Transaction Agreements”). The execution and delivery of the Transaction Agreements, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all necessary company action. Each Transaction Agreement has been validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to creditors’ rights and to general equity principles.  The Company holds 100% of the membership interests in Mighty Fire Breaker, LLC, an Ohio limited liability company (“MFB Ohio”), free and clear of encumbrances.  Each of the Company and MFB Ohio has been duly formed, is validly existing, and is in good standing in its state of formation.
8.	Miscellaneous.
(a)          Resale Registration Statement. As soon as practicable, the Company shall file a registration statement on Form S-1 providing for the resale by the undersigned of the shares issued and issuable upon conversion of the Convertible Note (“Conversion Shares”) and shares issued and issuable upon exercise of the Warrants (“Warrant Shares”) or shall include such Warrant Shares and Conversion Shares in any other registration statement on Form S-1 filed by the Company. The Company shall use commercially reasonable efforts to cause such registration to become effective within 90 days (or 120 days if subject to a full review by the Commission) following such filing and to keep such registration statement effective at all times (except for any periods in connection with the filing of post-effective amendments as reasonably determined by Company’s counsel to be required) until no undersigned owns any Warrants, Convertible Note, Conversion Shares or Warrant Shares issuable upon exercise or conversion thereof.
(b)          Indemnification. The undersigned shall indemnify, defend and hold harmless the Company and each member, manager, officer and employee from and against any and all loss, damage, liability or expense, including attorneys’ fees and court costs, which they or any of them may suffer, sustain or incur by reason of, or in connection with, any misrepresentation or breach of warranty or agreement made by the undersigned under this Subscription Agreement, or in connection with the further sale or distribution of the Convertible Note and the Warrant purchased by the undersigned pursuant to this Subscription Agreement in violation of the Act or any other applicable law.
Subject to the provisions of this Section 8(b), the Company will indemnify and hold each of the undersigned and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the undersigned (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Subscription Agreement (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under this Subscription Agreement or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct) or (c) in connection with any registration statement of the Company providing for the resale by the Purchasers of the shares issued and issuable upon exercise of the Warrants and conversion of the Convertible Note, the Company will indemnify each Purchaser Party, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses, as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in such registration statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Purchaser Party furnished in writing to the Company by such Purchaser Party expressly for use therein, or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder in connection therewith. If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The indemnification required by this Section 8(b) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.
(c)          Choice of Law. This Subscription Agreement, its construction and the determination of any rights, duties or remedies of the parties arising out of, or relating to, this Subscription Agreement shall be governed by the internal laws of the State of Wyoming.
(d)          Entire Agreement. The terms of this Subscription Agreement is intended by the parties as the final expression of their agreement with respect to the terms included in this Subscription Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding, representations, warranties, covenants or negotiations (whether oral or written).
(e)          No Waiver. No waiver or modification of any of the terms of this Subscription Agreement shall be valid unless in writing. No waiver of a breach of, or default under, any provision of this Subscription Agreement shall be deemed a waiver of such provision or of any subsequent breach or default of the same or similar nature or of any other provision or condition of this Subscription Agreement.
(f)          Counterparts; Electronic Signatures. This Subscription Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument. A manual signature of this Subscription Agreement or an image of which shall have been transmitted electronically, will constitute an original signature for all purposes.
(g)          Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive acceptance of the subscription.
(h)          Gender and Number. Terms used in this Subscription Agreement in any gender or in the singular or plural include other genders and the plural or singular, as the context may require. If the Subscriber is an entity, all reference to “him” and “his” shall be deemed to include “it” or “its.”
(i)          Notices.  All notices, requests, demands and other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed delivered (i) on the date of delivery when delivered by hand on a business day during normal business hours or, if delivered on a day that is not a business day or after normal business hours, then on the next business day, (ii) on the date of transmission when sent by email during normal business hours on a business day with telephone confirmation of receipt or, if transmitted on a day that is not a business day or after normal business hours, then on the next business day, or (iii) on the second business day after the date of dispatch when sent by a reputable overnight courier service that maintains records of receipt. The addresses for notice shall be, in the case of the undersigned, as set out on its signature page hereto and, in the case of the Company, as follows:

General Enterprise Ventures, Inc.
1740H Dell Range Blvd.
Cheyenne, WY 82009
Attention:  Joshua Ralston
Email:  jralston@generalenterpriseventures.com
Either party shall have the right to change its address for notice hereunder to any other location within the continental United States by notice to the other party of such new address at least ten (10) days' prior to the effective date of such new address.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGES FOLLOW.]

SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

The undersigned subscribes for the Convertible Note and the Warrant of the Company set forth below. This Subscription Agreement and the representations, warranties, acknowledgements and agreements contained in this Subscription Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

Executed at:	New York	NY	as of February 28, 2025.
	(City)	(State)

(Signature block as applicable.)

INDIVIDUAL	ENTITY

BoltRock Holdings, LLC
Signature	Name of Company

Name ____________________________	By: /s/ Craig A. Huff

Title: Managing Member

Principal amount of Convertible Note subscribed for: 2,000,000.

Total funds to be tendered: $2,000,000 (payable to General Enterprise Ventures, Inc. upon execution of this Agreement) by wire transfer of immediately available U.S. dollars.

FOR COMPLETION BY ALL SUBSCRIBERS

Subscriber’s Mailing Address: (for formal notice) 712 Fifth Avenue, 22nd Floor New York, NY 10019	Subscriber’s Other Address: (home, business or main office)

Attention: Craig A. Huff	Attention:

Phone No: [Intentionally Omitted]	Phone No:

E-mail: [Intentionally Omitted]	E-mail:

With a copy (which shall not constitute notice) to: [Intentionally Omitted]

[SIGNATURE PAGE TO CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT
OF GENERAL ENTERPRISE VENTURES, INC.]

ACCEPTANCE

Accepted as of February 28, 2025

GENERAL ENTERPRISE VENTURES, INC.

By: /s/ Joshua Ralston
Name: Joshua Ralston

Title: President

[SIGNATURE PAGE TO CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT
OF GENERAL ENTERPRISE VENTURES, INC.]

Annex A

GENERAL ENTERPRISE VENTURES, INC.

SUBSCRIBER INFORMATION

[Intentionally Omitted]

Annex B
SUBSCRIBER QUESTIONNAIRE

[Intentionally Omitted]

Annex B-1
DEFINITION OF “INVESTMENTS”
[Intentionally Omitted]

Annex B-2
VALUATIONS OF INVESTMENTS

[Intentionally Omitted]